UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 4, 2020

East Stone Acquisition Corporation

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-39233	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Mall Road, Suite 330

Burlington, MA 01803

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 202 9128

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, one Right and one Warrant	ESSCU	The Nasdaq Stock Market LLC
Ordinary Shares, no par value	ESSC	The Nasdaq Stock Market LLC
Rights, exchangeable into one-tenth of one Ordinary Share	ESSCR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one-half of one Ordinary Share, each whole Ordinary Share exercisable for $11.50 per share	ESSCW	The Nasdaq Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2020, East Stone Acquisition Corporation (the “Company”) consummated its initial public offering (the “IPO”) of 12,000,000 units (the “Units”) on February 24, 2020. Each Unit consists of one ordinary share of the Company, no par value (the “Ordinary Shares”), one redeemable warrant of the Company (“Warrant”), with each Warrant entitling the holder thereof to purchase one-half of one Ordinary Share for $11.50 per whole share and one right to receive one-tenth (1/10) of one Ordinary Share upon consummation of the Company’s initial business combination (the “Business Combination”). The Units were sold at a price of $10.00 per Unit, generating gross proceeds of $120,000,000 to the Company. Pursuant to an underwriting agreement, dated as of February 19, 2020 (the “Underwriting Agreement”), between the Company and I-Bankers Securities, Inc. (“I-Bankers”) as representative of the several underwriters (the “Underwriters”), the Company granted the Underwriters a 30-day option to purchase up to 1,800,000 additional Units solely to cover over-allotments, if any (the “Over-Allotment Option”); and simultaneously with the consummation of the IPO, the Underwriters exercised the Over-Allotment Option in full.

On February 24, 2020, simultaneously with the consummation of the IPO, the Company completed three private sales of an aggregate of 350,000 Units (the “Placement Units”) to Double Ventures Holdings Limited, Hua Mao, Cheng Zhao and I-Bankers, generating gross proceeds of $3,500,000 to the Company.

Pursuant to the Underwriting Agreement, the Company and the initial shareholders of the Company (the “Initial Shareholders”) entered into a share escrow agreement (the “Escrow Agreement”) with Continental Stock Transfer & Trust Company, LLC, as escrow agent, on March 4, 2020. Pursuant to the Escrow Agreement, the Initial Shareholders placed into escrow and agreed not to transfer, assign or sell (except with respect to permitted transferees) 50% of the Ordinary Shares issued to them prior the IPO (the “Founder Shares”) until the earlier of: (i) six months after the date of the consummation of the Company’s initial Business Combination or (ii) the date on which the closing price of the Ordinary Shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Company’s initial Business Combination and the remaining 50% of the Founder Shares may not be transferred, assigned or sold until six months after the date of the consummation of the Company’s initial Business Combination, or earlier, in either case, if, subsequent to the initial Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of its shareholders having the right to exchange their Ordinary Shares for cash, securities or other property. The Placement Units (including the underlying securities) that are owned by the Initial Shareholders were also placed into escrow and will not be transferable, assignable or salable until 30 days after the completion of the Company’s initial Business Combination (except with respect to permitted transferees).

The summary of the Escrow Agreement contained herein is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Share Escrow Agreement, dated as of March 4, 2020, by and among the Company, the Initial Shareholders and Continental Stock Transfer & Trust Company, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

East Stone Acquisition Corporation

Date: March 4, 2020	By:	/s/ Xiaoma (Sherman) Lu
Name: Xiaoma (Sherman) Lu
Title: Chief Executive Officer

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